================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                          MONRO MUFFLER BRAKE, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               XXXXXXXXXXXXXXXX
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            MONRO MUFFLER BRAKE, INC.
                              200 HOLLEDER PARKWAY
                            ROCHESTER, NEW YORK 14615

                                 ---------------

                           NOTICE OF ANNUAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                 AUGUST 12, 1997

                                 ---------------


To the Shareholders of
MONRO MUFFLER BRAKE, INC.


          The Annual Meeting of Shareholders of Monro Muffler Brake, Inc. (the "Company") will be held at The Hutchison House, 930 East Avenue, Rochester, New York 14607, on Tuesday, August 12, 1997, commencing at 10 a.m., for the following purposes:


          1. electing five directors to Class 2 of the Board of Directors to serve a two-year term, and until their successors are duly elected and qualified at the 1999 annual meeting of shareholders;

          2. ratifying the re-appointment of Price Waterhouse LLP as the independent auditors of the Company for the fiscal year ending March 31, 1998;

          3.        ratifying the amendment to the Monro Muffler Brake, Inc.
                    Non-Employee Directors' Stock Option Plan to increase the number of authorized shares;

          4. ratifying the amendment to the 1989 Employees' Incentive Stock Option Plan to increase the number of authorized shares; and

          5. considering such other business as may properly be brought before the meeting or any adjournment or postponement thereof.


          Only shareholders of record at the close of business on Friday, June 20, 1997, will be entitled to vote at the meeting.



                                                           /S/ Robert W. August
                                                           --------------------
                                                           Robert W. August
                                                           Secretary


Rochester, New York
July 11, 1997


          PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT

                            MONRO MUFFLER BRAKE, INC.
                              200 HOLLEDER PARKWAY
                            ROCHESTER, NEW YORK 14615

                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 12, 1997
                                 ---------------


                             SOLICITATION OF PROXIES

          The accompanying proxy is solicited by the Board of Directors of Monro Muffler Brake, Inc., a New York corporation (the "Company" or "Monro"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Hutchison House, 930 East Avenue, Rochester, New York 14607, on Tuesday, August 12, 1997, commencing at 10 a.m., or at any adjournment or postponement thereof.

          A shareholder who executes a proxy may revoke it at any time before it is voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the shareholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy. A proxy which is properly signed and not revoked will be voted for the nominees for election as directors listed herein, for the ratification of the re-appointment of independent auditors, for the ratification of the amendment to the Non-Employee Directors' Stock Option Plan and for the ratification of the amendment to the 1989 Employees' Incentive Stock Option Plan as proposed herein, unless contrary instructions are given, and such proxy may be voted by the persons named in the proxy in their discretion upon such other business as may be properly brought before the meeting.

          The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding shares in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such shares. It is anticipated that the mailing of this Proxy Statement will commence on or about July 11, 1997.


                               VOTING SECURITIES

          Only shareholders of record at the close of business on Friday, June 20, 1997 will be entitled to vote. At such date, the Company had outstanding 7,462,468 shares of common stock, par value $.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote on each matter as may properly be brought before the meeting.

          On May 14, 1997, the Board of Directors of the Company declared a five percent stock dividend, payable August 4, 1997, to holders of record as of June 20, 1997. Shares of Common Stock listed in this Proxy Statement as outstanding or beneficially owned by any person do not include any shares to be issued in connection with such dividend. Shares issued to effect the stock dividend will not vote at the Annual Meeting.

          The voting rights of holders of Common Stock are subject to the voting rights of the holders of 91,727 shares outstanding of the Company's Class C Convertible Preferred Stock, par value $1.50 per share ("Class C Preferred Stock"). The vote of the holders of at least 60% of the shares of Class C Preferred Stock at the time outstanding, voting as a separate class, or, alternatively, the written consent of the holders of all outstanding shares of Class C Preferred Stock, is needed to effect or validate any action approved by a vote of the holders of shares of Common Stock. Therefore, such preferred shareholders have an effective veto over all matters put to a vote of common shareholders, and such veto power could be used, among other things, to block the election of directors, the ratification of the appointment of auditors, the amendment of the Non-Employee Directors' Stock Option Plan, the amendment of the 1989 Employees' Incentive Stock Option Plan or any other transaction that the holders of Common Stock might otherwise approve at the Annual Meeting. It is expected that the holders of Class C Preferred Stock will approve, by unanimous written consent, all matters currently proposed to be put to a vote of common shareholders at the Annual Meeting.

          With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Director nominees must receive a plurality of the votes cast at the meeting to be elected. Votes that are withheld from any nominee are counted as present for purposes of determining the existence of a quorum but are not deemed cast at the meeting and, thus, have no effect on the determination of a plurality. Abstentions may be specified on proposals other than the election of directors, which proposals require a majority of the votes cast at the meeting for approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but are not deemed cast at the meeting and, thus, have no effect on the determination of a majority. With respect to shares of Common Stock held in street name, where no vote is indicated on a matter because the nominee or broker lacks authority to vote such shares without specific instructions from the beneficial owner and the nominee or broker has received no such instructions (a "broker non-vote"), such shares are not counted as present for the purpose of determining the existence of a quorum and are not counted as votes cast with respect to any such matter.

                             PRINCIPAL SHAREHOLDERS

          As of June 2, 1997 (unless otherwise indicated), the following are the only persons or entities known to the Company to be the beneficial owners of more than five percent of the Common Stock:

                            TOTAL NUMBER
                              OF SHARES
NAME AND ADDRESS OF         BENEFICIALLY        PERCENT
  BENEFICIAL OWNER              OWNED          OF CLASS
-------------------         ------------       --------


 Peter J. Solomon              1,208,142(1)     15.5
 350 Park Avenue
 New York, New York 10022

 FMR Corp.                       764,110(2)     10.2
 82 Devonshire Street
 Boston, Massachusetts 02109

 The Kaufmann Fund, Inc.         577,500(3)      7.7
 17 Battery Place
 Suite 2624
 New York, New York 10004

 Donald Glickman                 543,098(4)      7.3
 575 Park Avenue
 New York, New York 10021

 Robert Fleming Inc.             433,200(5)      5.8
 320 Park Avenue
 New York, New York 10022

 Rockefeller & Co., Inc.         397,065(6)      5.0
 30 Rockefeller Plaza
 New York, New York 10112

-------------------

(1) Includes 48,000 shares of Class C Preferred Stock (including 28,000 shares held in trust for the benefit of Mr. Solomon's children for which Mr. Solomon is trustee) presently convertible into 301,725 shares of Common Stock. Also includes 797,138 shares of Common Stock held in trusts for the benefit of Mr. Solomon's children for which Mr. Solomon is the trustee. Mr. Solomon disclaims beneficial ownership of all such shares held in trust.

(2) Beneficial ownership reported as of December 31, 1996, according to a statement on Schedule 13G, dated February 7, 1997, of FMR Corp., a parent holding company of Fidelity Management & Research Company, a registered investment adviser.

(3) Beneficial ownership reported as of December 31, 1996, according to a statement on Schedule 13G, dated December 31, 1996, of The Kaufmann Fund, Inc., a registered investment company.

(4) Excludes shares of Common Stock owned by Mr. Glickman's children. Mr. Glickman disclaims beneficial ownership of such shares.

(5) Beneficial ownership reported as of December 31, 1996, according to a statement on Schedule 13G, dated February 14, 1997, of Robert Fleming Inc., a registered investment adviser.

(6) Beneficial ownership reported as of March 1997 by Rockefeller & Co., Inc., according to a summary of recent 13F filings.

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into two classes, currently consisting of five directors each, having terms which expire at the Annual Meeting (Class 2) and at the 1998 annual meeting of shareholders (Class
1). The five Class 2 directors are proposed for re-election at the Annual
Meeting.

CURRENT NOMINEES

         It is proposed to elect at the Annual Meeting five persons to Class 2 of the Board of Directors to serve (subject to the Company's by-laws) until the election and qualification of their successors at the 1999 annual meeting of shareholders. If any such person should be unwilling or unable to serve as a director of the Company (which is not anticipated), the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors has been reduced to the number of nominees willing and able to serve.

         The following table sets forth certain information, including information concerning beneficial ownership of Common Stock as of June 2, 1997, for each of the Class 2 directors, each of whom is nominated for re-election:

                                   DIRECTOR                                  COMMON STOCK                  PERCENT
         NAME                       SINCE                 AGE             BENEFICIALLY OWNED              OF CLASS
-------------------------     -----------------        ---------       ------------------------        --------------

Charles J. August             February 1959               78                 224,784 (1) (5)                3.0

Frederick M. Danziger         July 1984                   57                  20,266 (5)                      *

Lawrence C. Day               July 1993                   47                  39,084 (2)                      *

Jack M. Gallagher             October 1987                60                 177,517 (3)                    2.4

Peter J. Solomon              July 1984                   58               1,208,142 (4) (5)               15.5
----------------

*         Less than 1% of the shares deemed outstanding.

(1) Includes 37,514 shares of Common Stock held in The Charles J. and Burton S. August Family Foundation, a charitable trust for which Mr. August is a trustee. Mr. August disclaims beneficial ownership of such shares held in trust.

(2) Includes 37,044 shares of Common Stock issuable upon the exercise of outstanding options; excludes 190,206 shares of Common Stock attributable to options not exercisable within the next 60 days.

(3) Includes 28,941 shares of Common Stock issuable upon the exercise of outstanding options.

(4)  See note (1) under "Principal Shareholders."

(5) Includes 8,268 shares of Common Stock attributable to options granted pursuant to the Non-Employee Directors' Stock Option Plan.

BIOGRAPHICAL INFORMATION
------------------------

         Charles J. August founded the predecessor to the Company in 1957 and served as the Company's Chairman, President and Chief Executive Officer until October 1987, when he retired.

         Frederick M. Danziger is President of Griffin Land & Nurseries, Inc. Mr. Danziger was previously of counsel in the law firm of Latham & Watkins from 1995 to 1997, and was a partner of the law firm of Mudge Rose Guthrie Alexander & Ferdon from 1989 to 1995. Mr. Danziger is a general partner of Ryan Instruments, L.P., and a director of First Financial Caribbean Corporation.

         Lawrence C. Day has been President and Chief Executive Officer since April 1, 1995. Mr. Day was Executive Vice President and Chief Operating Officer from July 1993 through March 31, 1995, and has been a member of the Company's Board of Directors since July 1993. Prior to joining the Company, Mr. Day was Vice President of the Auto Express Division of Montgomery Ward & Co., Incorporated from December 1991 to June 1993, Field Director of the Auto Express Division of Montgomery Ward & Co., Incorporated from December 1989 to December 1991 and Vice President of Automotive Industries, Inc. from February 1989 to December 1989. From September 1976 to January 1989, Mr. Day held various management positions for Bridgestone/Firestone, Inc.

         Jack M. Gallagher has been Director - Special Projects since April 1, 1995, and was President and Chief Executive Officer from October 1987 through March 31, 1995. Prior to joining the Company, Mr. Gallagher was President of Auto Works, a 240-store chain of discount auto parts stores headquartered in Pontiac, Michigan, from May 1985 to October 1987. Mr. Gallagher has held various other positions in the auto parts and service industries, including 20 years with Bridgestone/Firestone, Inc., where he was Chief Executive of the Fidesta Company, a 200-store nationwide chain of tire and service centers.

         Peter J. Solomon has been Chairman of the Board of Directors and Treasurer of Peter J. Solomon Company Limited, an investment banking firm, since May 1989. From 1985 to May 1989, he was a Vice Chairman and member of the board of directors of Shearson Lehman Hutton, Inc. Mr. Solomon is a director of Centennial Cellular Corp., Century Communications Corp., Charrette Corporation, Culbro Corporation, Office Depot, Inc. and Phillips-Van Heusen Corporation.

CONTINUING DIRECTORS

         The following table sets forth certain information for each of the continuing Class 1 directors, including information concerning beneficial ownership of Common Stock as of June 2, 1997:

                                   DIRECTOR                                  COMMON STOCK                  PERCENT
          NAME                      SINCE                 AGE             BENEFICIALLY OWNED              OF CLASS
-------------------------     -----------------        ---------       ------------------------        --------------

Burton S. August              May 1969                     82                 80,473 (1) (2)                1.1

Robert W. August              July 1982                    45                319,378 (1)                    4.3

Donald Glickman               July 1984                    64                543,098 (2) (3)                7.3

Lionel B. Spiro               August 1992                  58                 12,032 (2)                      *

W. Gary Wood                  February 1993                46                 10,475 (2)                      *
----------------

*    Less than 1% of the shares deemed outstanding.

(1) Includes 37,514 shares of Common Stock held in The Charles J. and Burton S. August Family Foundation, a charitable trust for which Mr. August is a trustee. Mr. August disclaims beneficial ownership of such shares held in trust.

(2) Includes 8,268 shares of Common Stock attributable to options granted pursuant to the Non-Employee Directors' Stock Option Plan.

(3)  See note (4) under "Principal Shareholders."


BIOGRAPHICAL INFORMATION
------------------------

         Burton S. August was a Vice President of the Company until May 1980, when he retired. Mr. August has been a director of Home Properties of New York since August 4, 1994.

         Robert W. August has been Senior Vice President - Store Support since October 1996 and Secretary since July 1984. Mr. August was Senior Vice President
- Marketing from May 1992 to October 1996, Vice President - Marketing from July 1989 to May 1992, Executive Vice President from 1984 to July 1989, and has worked for Monro in various other capacities since 1968.

         Donald Glickman is a private investor and has been a partner of J.F. Lehman & Company, an investment banking firm, since January 1993. He was an executive employee of Peter J. Solomon Company Limited, an investment banking firm, from July 1989 to June 1992. From July 1988 to July 1989, he was a managing director of Shearson Lehman Hutton, Inc. Prior to July 1988, Mr. Glickman was a Senior Vice President of the First National Bank of Chicago. Mr. Glickman is a director of Sperry Marine, Inc., and a trustee of MassMutual Corporate Investors and MassMutual Participation Investors. He is Chairman of General Aluminum Corporation (formerly CalTex Industries, Inc.), a company that filed a petition under Chapter 11 of the federal bankruptcy laws on December 21, 1992. Such company reorganized on April 29, 1994, and is no longer operating under Chapter 11.

         Lionel B. Spiro is the Chairman and President of Charrette Corporation of Woburn, Massachusetts, a distributor of design supplies and imaging services, which he cofounded in 1964.

         W. Gary Wood was a principal with Deloitte & Touche, an accounting, tax and consulting firm, from 1984 through 1993 in the management consulting practice, working from Deloitte & Touche's Michigan office. Mr. Wood currently is an independent business owner with operations in computer services and in specialty manufacturing.

OTHER INFORMATION CONCERNING DIRECTORS

         Burton S. August and Charles J. August are brothers. Burton S. August is the father of Robert W. August and John W. August.

         The Company has entered into an employment agreement (the "Day Agreement") with Lawrence C. Day, its President and Chief Executive Officer. The Agreement, which provides for a base salary of $225,000 plus a bonus, subject to the discretion of the Compensation Committee, has a two-year base term which commenced on February 26, 1997, and continues year to year until terminated by Mr. Day or the Company. The Agreement includes a covenant against competition with the Company for two years after termination. The Day Agreement provides that, in the event of a termination without cause (as defined therein), Mr. Day shall receive two years' salary plus certain other additional benefits, and that in the event of a termination caused by a change of control (as defined therein), Mr. Day shall receive two years' salary and all unvested stock options held by Mr. Day will be accelerated.

         Jack M. Gallagher, formerly President and Chief Executive Officer of the Company, resigned from that position effective March 31, 1995. Mr. Gallagher continues to serve as a director of the Company. Mr. Gallagher entered into a three-year employment agreement, effective April 1, 1995, with the Company (the "Agreement") pursuant to which he serves as Director-Special Projects of the Company. In such capacity, Mr. Gallagher is responsible for, among other things, finding, investigating and negotiating with acquisition candidates, and advising and consulting with respect to investor and shareholder relations. As compensation for such services, Mr. Gallagher is paid a salary of $80,000 per year. Through August 31, 1995, Mr. Gallagher was also responsible for supervising the completion of the Company's new corporate headquarters and distribution center and was paid a salary of $200,000 per year. Upon Mr. Gallagher's death or the termination of his employment by the Company, the Company shall pay him an amount equal to the product of $5,000 times the number of months remaining in the term of the Agreement. Mr. Gallagher also receives other benefits, including vacation, paid holidays, medical coverage and additional benefits customarily provided to the Company's senior executives. During the term of the Agreement, Mr. Gallagher has agreed not to compete in any manner with the business of the Company.

         As of June 2, 1997, all executive officers and directors of the Company as a group (15 persons) owned beneficially 2,802,299 shares of Common Stock, including 48,000 shares of Class C Preferred Stock presently convertible into 301,725 shares of Common Stock, 130,228 shares of Common Stock issuable upon the exercise of outstanding options and 1,033,810 shares of Common Stock beneficially owned by the family members of, or other parties (including a charitable foundation) affiliated with certain officers and directors, which constituted approximately 35.4% of the shares deemed outstanding on that date. The officers and directors have sole voting power and sole investment power with respect to all such shares, except for the 1,033,810 shares beneficially owned by the family members of, or other parties affiliated with, such officers and directors (beneficial ownership of which has been disclaimed by such officers and directors). Exclusive of shares as to which beneficial ownership has been disclaimed, officers and directors of the Company as a group owned beneficially approximately 22.4% of Common Stock deemed outstanding on June 2, 1997. As of June 2, 1997, Named Officers (as hereinafter defined) not identified in the foregoing tables, John W. August, Senior Vice President - Business Development, owned beneficially 234,546 shares of Common Stock (including 23,152 shares held in trust for the benefit of Mr. August's niece for which Mr. August is trustee) constituting approximately 3.1% of the shares deemed outstanding on such date, and Catherine D'Amico, Senior Vice President - Finance, owned beneficially 6,311 shares of Common Stock (including 5,209 shares of Common Stock issuable upon the exercise of outstanding options) constituting less than 1% of the shares deemed outstanding on such date. G. Michael Cox, Executive Vice President - Store Operations, held no shares of Common Stock on such date.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors held four meetings during fiscal 1997(1). Non-employee directors of the Company receive directors' fees at the rate of $2,000 per year plus $750 per meeting attended. All directors are reimbursed for actual expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. In addition, each non-employee director receives an annual grant of an option to purchase 2,756 shares of Common Stock.

         The Board of Directors has created four standing committees: a five-member Executive Committee, a three-member Audit Committee, a four-member Compensation and Benefits Committee (the "Compensation Committee") and a four-member Stock Option Committee.

         The Executive Committee has and may exercise, between meetings of the Board of Directors, all the power and authority of the full Board of Directors, subject to certain exceptions. During fiscal 1997, the Executive Committee did not meet. Its members are Robert W. August, Lawrence C. Day, Jack M. Gallagher, Donald Glickman and Peter J. Solomon.

         The Audit Committee has the power and authority to select and engage independent auditors for the Company, subject to the approval of shareholders, and reviews with the auditors and with the Company's management all matters relating to the annual audit of the Company. The Audit Committee held two meetings in fiscal 1997. Its members are Frederick M. Danziger, Donald Glickman and W. Gary Wood.

         The Compensation Committee has the power and authority to review and approve the remuneration arrangements for executive officers and employees of the Company and to select participants, approve awards under, interpret and administer the employee benefit plans of the Company (other than stock option plans). The Compensation Committee held two meetings in fiscal 1997. Its members are Lawrence C. Day, Donald Glickman, Peter J. Solomon and Lionel B. Spiro.

         The Stock Option Committee has the power and authority to select participants and approve awards under, and to interpret and administer or otherwise act with respect to, the Company's stock option plans. During fiscal 1997, the Stock Option Committee met twice. Its members are Charles J. August, Donald Glickman, Jack M. Gallagher and Peter J. Solomon.
-------------------

(1) References in this Proxy Statement to fiscal years are to the Company's fiscal years ending or ended March 31 of each year (e.g., references to "fiscal 1997" are to the Company's fiscal year ended March 31, 1997).

                             EXECUTIVE COMPENSATION

         The following table sets forth, for the Company's last three fiscal years, the annual and long-term compensation of those persons who were, at March 31, 1997, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):


                                                  SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                              COMPENSATION
                                             ANNUAL COMPENSATION                 AWARDS
                                    ----------------------------------------     ------
                                     FISCAL
NAME AND                               YEAR                                                     ALL OTHER
PRINCIPAL                             ENDED         SALARY        BONUS        OPTIONS (4)   COMPENSATION (1)
POSITION                            MARCH 31,        ($)           ($)             (#)             ($)
--------                            ---------        ---           ---             ---             ---

Lawrence C. Day                        1997        225,000      176,445          75,000
President and                          1996        221,330            0         105,945             725
Chief Executive Officer (2)            1995        157,500       92,925               0          50,192

G. Michael Cox                         1997        126,650       42,778          17,500
Executive Vice President -             1996        125,200            0          10,500          21,328
Store Operations (3)                   1995         26,515       11,523          22,050          42,339

John W. August                         1997        130,420       42,484               0
Senior Vice President -                1996        129,165            0               0             725
Business Development                   1995        113,333       41,853               0           4,249

Robert W. August                       1997        142,360       46,385               0
Senior Vice President -                1996        140,995            0               0             725
Store Support, and Secretary           1995        136,500       50,334               0           4,561

Catherine D'Amico                      1997        109,200       35,681           5,000
Senior Vice President -                1996        108,150            0           6,300             707
Finance, and Chief Financial Officer   1995        105,000       38,719               0           3,667

------------

(1) For most officers, All Other Compensation represents the Company's contributions to the Monro Muffler Brake, Inc. Profit Sharing Plan for the accounts of the Named Officers. Information relating to fiscal 1997 profit sharing contributions is not yet available.

     For Mr. Day, All Other Compensation also includes reimbursement for relocation expenses in fiscal 1995. For Mr. Cox, All Other Compensation for both fiscal 1995 and 1996 represents only reimbursement for relocation expenses.

(2) Until March 31, 1995, Mr. Day was Executive Vice President and Chief Operating Officer of the Company.

(3)  Mr. Cox joined the Company in fiscal 1995.

(4) The number of options shown has been adjusted to reflect the impact of the five percent stock dividends paid in August 1996 and August 1995.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth, for the Company's fiscal year ended March 31, 1997, information concerning the granting of options to the Named
Officers:

                                              INDIVIDUAL GRANTS
                    -----------------------------------------------------------------

                                       % OF TOTAL                                         POTENTIAL REALIZABLE
                                         OPTIONS           EXERCISE                        VALUE ASSUMING RATES
                    OPTIONS (2)         GRANTED IN          PRICE        EXPIRATION           OF STOCK PRICE
NAME                    (#)          FISCAL YEAR (3)        ($/SH)          DATE             APPRECIATION OF
----                    ---          ---------------        ------          ----             ---------------
                                                                                           5%(1)          10%(1)
                                                                                          ------         -------
Lawrence C. Day       75,000               66.6             15.13         11/25/06       713,638        1,808,499
G. Michael Cox        17,500               15.5             15.13         11/25/06       166,516          421,983
John W. August             0               ----             ----            ----           ----             ----
Robert W. August           0               ----             ----            ----           ----             ----
Catherine D'Amico      5,000                4.4             15.13         11/25/06        47,576          120,567

-----------------

(1) These values are calculated by comparing the exercise price of such options to the market value of the shares of Common Stock subject to such options, assuming that the market price of such shares increases by 5% and 10%, respectively, during each year of the options' terms. Actual gains, if any, on the stock option exercises are dependent on the future performance of the Common Stock and overall stock conditions, as well as the option holder's continued employment through the vesting period. The value stated may not necessarily be achieved.

(2) Options granted in fiscal 1997 under the Company's 1989 Employees' Incentive Stock Option Plan. Subject to certain conditions, 60% of such options become exercisable three years after the date of grant, 20% become exercisable four years after the date of grant and 20% become exercisable five years after the date of grant.

(3) Based on a total of 112,609 options granted to 298 employees of the Company in fiscal 1997.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth, for the Company's fiscal year ended March 31, 1997, information concerning the exercise of options by the Named Officers and the value of unexercised options of the Named Officers:


                           NUMBER OF                                                                TOTAL VALUE OF
                            SHARES                            TOTAL NUMBER OF            UNEXERCISED, IN-THE-MONEY OPTIONS
                         ACQUIRED ON       VALUE        UNEXERCISED OPTIONS HELD AT                   HELD AT
                           EXERCISE       REALIZED             MARCH 31, 1997                      MARCH 31, 1997
NAME                         (#)            ($)                     (#)                                 ($)
----                         ---            ---                     ---                                 ---
                                                      EXERCISABLE    UNEXERCISABLE      EXERCISABLE        UNEXERCISABLE
                                                      -----------    -------------      -----------        -------------
Lawrence C. Day                 0             0         27,783           199,467            327,046           357,816
G. Michael Cox                  0             0              0            50,050                  0            62,115
John W. August             31,429       511,239              0                 0                  0                 0
Robert W. August           47,144       767,952              0                 0                  0                 0
Catherine D'Amico               0             0          5,209            14,773             66,384            39,019

---------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is responsible for setting the Chief Executive Officer's compensation and making annual recommendations for the compensation of the other executive officers to the full Board of Directors after considering recommendations made by the Chief Executive Officer.

         Executive compensation is a mix of salary, annual bonus awarded under the executive bonus plan, Company contributions to the profit sharing plan and pension plan, long-term compensation in the form of stock options and other benefits generally available to all employees. The Company relies to a large degree on bonus, stock options and stock ownership to attract and retain executives of outstanding ability and to motivate them to work to their fullest potential. Under the executive bonus plan, the Compensation Committee seeks to enhance the profitability of the Company by aligning closely the financial interest of the Company's executives with those of its shareholders through the payment of bonuses based on attainment of profit targets. In setting base salaries, the Company refers to the National Executive Compensation Survey published by The Management Association of Illinois.

         The Chief Executive Officer's fiscal 1997 compensation consisted of a salary of $225,000 which was set at the beginning of the year, a bonus of $176,445 and other benefits extended to all full-time employees. Due to his promotion to Chief Executive Officer on April 1, 1995, the bonus percentage for which Mr. Day is eligible increased. Therefore, his fiscal 1997 bonus is greater than his fiscal 1995 bonus. Mr. Day did not receive a bonus for fiscal 1996 because the Company did not attain the minimum required percentage of targeted profit performance. The Chief Executive Officer does not participate in the Compensation Committee's determination of his compensation.

         The salaries of other executive officers are set at amounts the Company believes to be equal to those paid to comparable executives at other automotive service companies of comparable size. Bonuses are paid based on attainment of profit targets. In 1997, bonuses generally are less than those paid for fiscal 1995 because the Company attained a lower percentage of targeted profit performance in 1997 than in 1995. Executive officers did not receive bonuses for fiscal 1996 because the Company did not attain the minimum required percentage of targeted profit performance.

         All employees, including executive officers, may receive stock options from time to time under the Company's stock option plans. Stock option grants are recommended by the Stock Option Committee of the Board of Directors, a committee composed primarily of non-management directors. Under the stock option plans, 24,711 shares are currently available for grants to employees. During fiscal 1997, the Stock Option Committee granted options, including 75,000 to Lawrence C. Day, President and Chief Executive Officer; 17,500 to G. Michael Cox, Executive Vice President - Store Operations; and 5,000 to Catherine D'Amico, Senior Vice President - Finance, and Chief Financial Officer, in recognition of such officers' new or expanded management responsibilities. Options exercisable for an aggregate of 19,294 shares were also granted to seven non-employee directors of the Company under the terms of the Non-Employee Directors' Stock Option Plan approved by shareholders in August 1995.

         The executive officers participate in the Company's qualified, non-contributory profit sharing and pension plans on the same basis as all other employees. The Company offers health care, life insurance, disability insurance and other benefits to the executive officers on substantially the same terms as available to all employees of the Company. The amount of perquisites received by any executive officer in fiscal 1997 did not exceed $50,000 or ten percent of his or her cash compensation.

         The federal income tax laws impose limitations on the deductibility of compensation in excess of $1 million paid to executive officers in certain circumstances. The Compensation Committee intends that all compensation paid to executive officers in fiscal 1997 will be deductible by the Company under such tax laws.

         The members of the Compensation Committee are Lawrence C. Day, Donald Glickman, Peter J. Solomon and Lionel B. Spiro.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Lawrence C. Day, the President and Chief Executive Officer of the Company, served on the Compensation Committee during the Company's last fiscal year.

         In June 1991, the Company entered into a management agreement effective July 1, 1991, with Peter J. Solomon Company Limited ("PJSC") pursuant to which PJSC provides to the Company strategic and financial advice relating to financing, capital structure, mergers and acquisitions and offensive/defensive positioning for a fee of $160,000 per year (plus reimbursement of out-of-pocket expenses). Pursuant to such agreement, the Company has agreed to indemnify PJSC against certain liabilities. In addition, PJSC, from time to time, provides additional investment banking services to the Company for customary fees. Peter
J. Solomon, a director and principal shareholder of the Company, is Chairman, Treasurer and sole shareholder of PJSC.

PERFORMANCE GRAPH

         Set forth below is a line-graph presentation comparing the cumulative shareholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the S&P 400 Index and the S&P Retail Stores-Specialty Index for the sixty month period from March 31, 1992 to March 31, 1997 (March 31, 1992 = 100):


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG MONRO MUFFLER BRAKE, INC., THE S & P INDUSTRIALS INDEX
                    AND THE S & P RETAIL (SPECIALTY) INDEX

                Monro Muffler       S & P         S & P Retail
                 Brake, Inc.     Industrials      (Specialty)
3/92               100              100              100
3/93                93              111              127
3/94               129              114              118
3/95               152              134              120
3/96               138              174              128
3/97               151              207              135


*$100 INVESTED ON 03/31/92 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF
 DIVIDENDS. FISCAL YEAR ENDING MARCH 31.

PENSION PLAN

         The Company sponsors a qualified, noncontributory retirement plan (the "Pension Plan"). Each employee who has attained age 21 becomes a participant on the April 1 or October 1 following the date the employee completes one year of service. The basic benefit under the Pension Plan is a straight life annuity. Benefit payments generally begin upon retirement at age 65 or age 60 with 20 years of service. Subject to certain limits required by law, benefits are payable monthly in an amount equal to (i) 45% of a participant's average monthly earnings for the highest ten consecutive years prior to retirement, less (ii) 45% of the monthly primary Social Security benefit payable to a participant at retirement. The amount of the benefit is reduced for short service participants and also is reduced if a participant terminates his or her employment prior to retirement.

         Remuneration covered by the Pension Plan includes any kind of compensation that is subject to tax for Social Security benefits without regard to the dollar limitation on such compensation subject to FICA taxes. The Pension Plan only recognizes such earnings up to $100,000 for plan years beginning after March 31, 1986.

         Benefits under the Pension Plan are 100% vested in each participant upon completion of five years of service, attainment of age 65 or the termination of the Pension Plan. Lump sum distributions are available at termination or retirement only for accrued benefits of $3,500 or less.

         The following table shows the estimated annual benefits payable upon retirement at age 65 under the formula described above to participants under the Pension Plan, excluding the offset for Social Security benefits:


                              PENSION PLAN TABLE

AVERAGE COMPENSATION                        NUMBER OF YEARS OF SERVICE
--------------------   -------------------------------------------------------------------------
                           5              10             15              20             25
                       ----------     -----------    ------------    -----------    ------------

     $100,000            $22,500        $45,000         $45,000        $45,000         $45,000


         The following are estimated years of credited service at age 65 (rounded to the nearest year) under the Pension Plan for each of the Named
Officers: Lawrence C. Day -- 21 years; G. Michael Cox -- 22 years; Robert W. August -- 43 years; John W. August -- 47 years; and Catherine D'Amico -- 28 years.


                              CERTAIN TRANSACTIONS

AFFILIATE LEASES

         The Company leases 41 stores from Charles J. August, Burton S. August and others or partnerships or trusts in which such persons or members of their families, including Robert W. August and John W. August, have interests. In fiscal 1997, the Company paid or accrued $1,828,000 as rent for these stores. As of June 2, 1997, most of these properties were subject to mortgages or notes under which such persons or entities were obligated.

         The Company has not entered into any affiliate leases, other than renewals or modifications of existing leases, since May 1989, and as a matter of policy, will not do so.

         (See also "Compensation Committee Interlocks and Insider
Participation").

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with; except that Jack M. Gallagher, an officer and director of the Company, reported a sale of 20,000 shares of Common Stock on a Form 4 that was filed late; and W. Gary Wood, a director of the Company, reported a purchase of 1,000 shares of Common Stock on a Form 4 that was filed late.

                              APPROVAL OF AUDITORS

         Subject to ratification by shareholders at the Annual Meeting, the Board of Directors, upon recommendation of the Audit Committee, has re-appointed Price Waterhouse LLP as independent auditors to audit the books and accounts of the Company for fiscal 1998. A representative of Price Waterhouse LLP will be present at the Annual Meeting to respond to questions and will have an opportunity to make a statement if he or she desires to do so.

 PROPOSAL TO RATIFY THE AMENDMENT TO THE NON-EMPLOYEE DIRECTORS' STOCK OPTION
                PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

         The Company has a Non-Employee Directors' Stock Option Plan (the "Plan") adopted in 1995 and previously approved by shareholders. The Plan currently provides that options for a maximum of 60,637 shares (as restated to give retroactive effect to the 5% stock dividend paid August 5, 1996) of Common Stock, in the aggregate, may be granted. As of March 31, 1997, options covering 57,882 shares of Common Stock, in the aggregate, were outstanding under the Plan, leaving 2,755 shares of Common Stock available for grant of future options.

         On May 14, 1997, subject to approval by shareholders of the Company, the Board of Directors of the Company approved an increase in the aggregate number of shares of Common Stock authorized for awards of options under the Plan from 60,637 shares (as restated to give retroactive effect to the 5% stock dividend paid August 5, 1996) to 125,637 shares, an increase of 65,000 shares, or approximately .9% of the number of shares of Common Stock currently outstanding. As required by the terms of the Plan, shareholders of the Company are asked to approve an amendment to the Plan reflecting such increase (as so amended, the "Amended Plan"). Other than the increase in the number of shares authorized, the Amended Plan will be identical to the Plan as currently in effect.

PURPOSE OF AMENDED PLAN

         The purpose of the Amended Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in increased Common Stock ownership by members of the Board who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors"). The Amended Plan is designed to provide a means of giving existing and new Non-Employee Directors an increased opportunity to acquire an investment in the Company, thereby maintaining and strengthening their desire to remain with or join the Company's Board of Directors and stimulating their efforts on the Company's behalf.

SUMMARY OF PLAN

         The Amended Plan authorizes the Company to grant options ("Options") to purchase Common Stock to Non-Employee Directors. Seven directors are currently eligible to receive Options under the Amended Plan.

         The Amended Plan is administered by the Stock Option Committee of the Board (the "Committee"). The Committee is authorized to construe and interpret the Amended Plan and Options granted thereunder, to establish and amend rules for its administration and to correct any defect or omission or reconcile any inconsistency in the Amended Plan or in any Option to the extent the Committee deems desirable to carry the Amended Plan or any Option into effect.

         Options granted under the Amended Plan are non-incentive stock options. The exercise price per share of Common Stock under each Option (the "Exercise Price") is the Fair Market Value of a share of Common Stock on the date of grant. The Amended Plan provides for an annual grant of an Option to purchase 2,756 shares of Common Stock (as restated to give retroactive effect to the 5% stock dividend paid August 5, 1996) to each Non-Employee Director on the date of the Annual Shareholders Meeting. The Fair Market Value is determined by reference to the closing sale price of the Common Stock as reported on the NASDAQ National Market System. The term of each Option is ten years.

         Options granted under the Amended Plan are subject to such terms and conditions and evidenced by agreements in such form as is determined from time to time by the Committee and are in any event subject to the terms and conditions set forth in the Amended Plan. Options granted under the Amended Plan are not transferable, except by will and the laws of descent and distribution.

         Under the Amended Plan, Options may be exercised immediately on the date of grant, provided, however, that no shares of the Company's Common Stock underlying any Option may be sold, assigned, pledged or otherwise transferred for a period of six months after the date of the grant of such Option.

         Each Option shall be exercisable only during the holder's term as a director, except that an Option may be exercisable after the death, disability, as defined under Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code") ("Disability"), or retirement from the Board at the age of 65 or thereafter ("Retirement"), of a holder while a director of the Company until the earlier of (i) the one year anniversary of the termination of the director's term due to death, Disability or Retirement and (ii) the expiration of the Option (ten years after the date of grant).

         Options may be exercised by written notice to the Company accompanied by payment in full of the Exercise Price. Payment of the Exercise Price may be made (i) in cash (including check, bank draft or money order), (ii) by delivery of Common Stock (valued at the Fair Market Value thereof on the date of exercise), or (iii) by delivery of a combination of cash and Common Stock.

         The Company intends to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), to register the Common Stock to be issued to Non-Employee Directors under the Amended Plan. Persons who are "affiliates" of the Company (i.e., persons who are deemed to control the Company directly or indirectly) may resell Common Stock acquired under the Amended Plan only by complying with the requirements and limitations of Rule 144 under the Securities Act.

         The Amended Plan provides that the Board or the Committee may at any time suspend or terminate the Amended Plan or make such additions or amendments as they deem advisable; provided, that certain of such additions or amendments are made with approval of the Company's shareholders. No Options may be granted under the Amended Plan after August 1, 2004, although Options previously granted under the Amended Plan and outstanding on August 1, 2004 remain outstanding, unless terminated, in accordance with the terms of the Amended Plan and the Option agreement under which they were granted.

         The Amended Plan provides that in the event of a reorganization, merger, consolidation, recapitalization, stock split-up, stock dividend, combination of shares or other change in the Common Stock, appropriate changes to prevent dilution or enlargement of Options will be made by the Committee in the aggregate number of shares subject to Options to be granted, and in the number of shares and price per share subject to outstanding Options.

         The Amended Plan provides that in the event of a merger of the Company with or into another corporation constituting a change of control, a sale of all or substantially all of the Company's assets or a sale of a majority of the Company's outstanding voting securities (a "Sale of the Company"), the Options may be assumed by the successor corporation or substantially equivalent Options substituted by the successor corporation, and if the successor corporation does not assume the Options or substitute Options, then the Options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time. In the event of a liquidation or dissolution of the Company, the Options shall terminate immediately prior to the liquidation or dissolution.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Options granted or to be granted under the Amended Plan will be "non-qualified" stock options and are not intended to qualify as incentive stock options under Section 422 of the Code. In general, no taxable income will be recognized by the optionee and no deduction will be allowed to the Company upon the grant of an Option. Upon exercise of an Option, except as described below, an optionee will recognize an amount of ordinary income equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued to an optionee over the Exercise Price. The Company will be entitled to a corresponding tax deduction equal to the amount included in the optionee's income.

         As the optionees will be directors of the Company, the stock received upon the exercise of an Option may be subject to restrictions under Section 16(b) of the Exchange Act if the Option is exercised and the underlying stock is sold within six months after the grant date (the "Restriction Period"). Options exercised during the Restriction Period will not be deemed to be exercised for purposes of the above income recognition rules until the date that the Restriction Period ends, unless the optionee makes an election to be taxed currently under Section 83(b) of the Code. If such an election is made within 30 days after the transfer of Common Stock pursuant to the exercise of the Option, the optionee will recognize ordinary income on the date of the actual exercise of Options (and the Company will be entitled to a corresponding tax deduction equal to the amount included in the optionee's income).

         If an optionee delivers previously-acquired Common Stock, however acquired, in payment of all or part of the Exercise Price of a non-qualified stock option, the optionee will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously-acquired Common Stock after its acquisition date. The fair market value of the shares received in excess of the shares surrendered constitutes compensation taxable to the optionee as ordinary income. Such fair market value is determined on the date of exercise. The Company is entitled to a tax deduction equal to the compensation income included by the optionee in his income.

         The preceding is only a summary and is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the preceding summary relates only to United States income taxation and optionees subject to taxation in other jurisdictions may have different tax consequences, either more or less favorable, from those described above.

APPROVAL OF AMENDMENT

         The amendment to the Plan requires the approval of a majority of the votes cast at the Annual Meeting (in person or by proxy) by the holders of shares entitled to vote thereon.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE THEIR SHARES FOR APPROVAL OF THE AMENDMENT TO THE PLAN AS DESCRIBED ABOVE.


                  PROPOSAL TO RATIFY THE AMENDMENT TO THE 1989
                     EMPLOYEES' INCENTIVE STOCK OPTION PLAN
                   TO INCREASE THE NUMBER OF AUTHORIZED SHARES

         The Company has three Employees' Incentive Stock Option Plans adopted in 1984, 1987 and 1989, respectively (the "Stock Option Plans"), and previously approved by shareholders. The Stock Option Plans currently provide that options for a maximum of 1,150,758 shares (as restated to give retroactive effect to the 5% dividend paid August 5, 1996) of Common Stock, in the aggregate, may be granted. As of March 31, 1997, options covering 489,877 shares of Common Stock, in the aggregate, were outstanding under the Stock Option Plans, leaving 38,211 shares of Common Stock available for grant of future options, all of which were available under the 1989 Employees' Incentive Stock Option Plan (the "1989 Plan").

         On May 14, 1997, subject to approval by shareholders of the Company, the Board of Directors of the Company approved an increase in the aggregate number of shares of Common Stock authorized for awards of options under the 1989 Plan from 490,738 shares (as restated to give retroactive effect to the 5% dividend paid August 5, 1996) to 690,738 shares, an increase of 200,000 shares or approximately 2.7% of the number of shares of Common Stock currently outstanding. As required by the terms of the 1989 Plan, shareholders of the Company are asked to approve an amendment to the 1989 Plan reflecting such increase (as so amended, the "Amended 1989 Plan"). Other than the increase in the number of shares authorized, the Amended 1989 Plan will be identical to the 1989 Plan as currently in effect.

PURPOSE OF AMENDED PLAN

         The purpose of the Amended 1989 Plan is to encourage and enable employees of the Company to acquire a proprietary interest in the Company through the ownership of the Company's Common Stock or to increase such proprietary interest. Ownership of Common Stock will provide such employees with a more direct stake in the future welfare of the Company and encourage them to remain with the Company. It is also expected that the Amended 1989 Plan will strengthen the Company's ability to attract and retain, in its employ, additional persons of training, experience and ability.

SUMMARY OF PLAN

         The Amended 1989 Plan will be administered by the Stock Option Committee and will provide for grants of "incentive stock options" as defined under the Code. Under the Amended 1989 Plan, options may be granted to key employees, including executive officers of Monro, as shall be determined by the Stock Option Committee. Approximately 2,000 employees, including eight executive officers, will be eligible to participate. Options granted to employees under the Amended 1989 Plan will have a maximum term of ten years, except as described below, and will not be transferable except by will or pursuant to the laws of descent and distribution.

         The number and exercise price of options granted is determined by the Stock Option Committee, but the exercise price of an option may not be less than the fair market value of the shares subject to the option on the date of the grant. The option price for owners of more than 10% of the total combined voting power of all classes of shares of the Company must be at least 110% of the fair market value of the Common Stock at the date the option is granted and the maximum term thereof may not exceed five years. Vesting provisions under the Amended 1989 Plan will be determined by the Stock Option Committee at the time of grant. The exercise price with respect to any option must be paid in cash.

         Generally, an optionee may exercise his options during his lifetime provided he is employed by the Company. In the event an optionee's employment is terminated for reasons other than death or disability, an optionee may exercise his options to the extent exercisable at such time for three months from his date of termination or the balance of the term of the options, whichever is shorter.

         If an optionee's employment is terminated as the result of being disabled within the meaning of Section 22(e)(3) of the Code, the three-month period after cessation of employment during which options may be exercised (as described above) is extended to one year.

         If an optionee dies while employed by the Company or within three months after retirement from the Company, the optionee's remaining options, to the extent exercisable at such time, may be exercised by the optionee's estate, or the person to whom the optionee's rights under the option pass under the optionee's will or the laws of descent and distribution, within one year of the date of the optionee's death or the balance of the term of the option, whichever is shorter.

         The Amended 1989 Plan provides that the aggregate number and kind of shares available for options and the option price of each outstanding option shall be adjusted to reflect any increase, decrease or change in the total outstanding shares of the Company resulting from a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares or similar transaction.

         The Amended 1989 Plan provides that the Board of Directors of the Company may at any time suspend, terminate or amend the Plan without seeking the approval of the shareholders of the Company. However, shareholder approval will be required to give effect to any amendment which would increase the maximum number of shares for which options may be granted, change the eligibility requirements for participation in the Plan or cause options granted or to be granted to fail to qualify as "incentive stock options" under the Code.


FISCAL 1997 GRANTS

         The number of options granted in fiscal 1997 to the Named Officers is set forth in the table entitled "Option Grants in Last Fiscal Year" on page 11. The following table sets forth the number of options granted in fiscal 1997 to the following groups:

            All current executive officers (eight persons)       97,500
            All other employees                                  15,109

         On June 2, 1997, the closing price per share of the Company's Common Stock on the NASDAQ National Market System was $18.63.

FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS

         In general, neither the grant nor the exercise of an incentive stock option granted under the Amended 1989 Plan will result in taxable income to the employee or a deduction to the Company. The sale of Common Stock received pursuant to the exercise of such an option will result in a long-term capital gain or loss to the employee equal to the difference between the amount realized on the sale and the exercise price and will not result in a tax deduction to the Company. However, the excess of the fair market value of the Common Stock acquired upon the exercise of an incentive stock option over the option price is included in the "alternative minimum taxable income" of the optionee for the year in which such option is exercised and may subject the optionee to increased taxes under the "alternative minimum tax." In general, the current maximum Federal ordinary income tax rate is 39.6% while the maximum tax rate on long-term capital gains is 28% (the phase-out of certain deductions and exemptions for amounts may result in a marginal tax rate in excess of such rates on certain items of income). To receive incentive stock option treatment, the employee must not dispose of the Common Stock within two years after the option is granted and must hold the Common Stock itself for at least one year after the transfer of such Common Stock to such employee.

         If the holding period rules for incentive stock option treatment are not satisfied, income is recognized by the employee upon disposition of the Common Stock (a "disqualifying disposition"). Any gain realized by the employee will be taxable at the time of such disqualifying disposition as (i) ordinary income to the extent of the difference between the option price and the lesser of (a) the fair market value of the Common Stock on the date the incentive stock option is exercised or (b) the amount realized on such disqualifying disposition and (ii) short-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the Common Stock on the date the incentive stock option is exercised. With respect to officers, directors and persons deemed to be beneficial owners of more than 10% of the Common Stock, the date an incentive stock option is exercised for purposes of determining the tax consequences of a disqualifying disposition is generally deemed to be the later of the actual exercise date or the date the restrictions of Section 16(b) of the Exchange Act lapse (generally six months after the date of grant). The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the employee at the time such income is recognized.

         Section 162(m) of the Code limits the deduction for certain compensation paid to certain senior executive officers of the Company in a taxable year to $1 million for each such officer. Compensation includes all salary and other amounts paid to such officers as remuneration for services, but would not include the gain realized upon the exercise of an incentive stock option granted under the Amended 1989 Plan unless there is a disqualifying disposition with respect to such option.

         The preceding summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the preceding summary relates only to United States income taxation and employees subject to taxation in other jurisdictions may have different tax consequences, either more or less favorable, from those described above.

APPROVAL OF AMENDMENT

         The amendment to the 1989 Plan requires the approval of a majority of the votes cast at the Annual Meeting (in person or by proxy) by the holders of shares entitled to vote thereon.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE THEIR SHARES FOR APPROVAL OF THE AMENDMENT TO THE 1989 PLAN AS DESCRIBED ABOVE.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders to be presented at the annual meeting to be held in 1998 must be received by the Company for inclusion in the Company's next proxy statement and form of proxy by March 13, 1998.

                             ADDITIONAL INFORMATION

        THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1997, AS FILED WITH THE SEC, WITHOUT CHARGE, EXCEPT THAT COPIES OF ANY EXHIBIT TO SUCH REPORT WILL BE FURNISHED UPON PAYMENT BY SUCH SHAREHOLDER OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT. WRITTEN REQUESTS MAY BE DIRECTED TO THE COMPANY, 200 HOLLEDER PARKWAY, ROCHESTER, NEW YORK 14615,
ATTENTION: SECRETARY.


                                    By order of the Board of Directors


                                    /S/ Robert W. August
                                    --------------------
                                    Robert W. August
                                    Secretary

Rochester, New York
July 11, 1997

                          MONRO MUFFLER BRAKE, INC.
             Proxy Solicited on Behalf of the Board of Directors
           for the Annual Meeting of Stockholders, August 12, 1997


        The undersigned hereby appoints Lawrence C. Day and Catherine D'Amico, as proxies, each with the power to appoint his substitute and hereby authorizes such person acting individually, to represent and to vote, as specified on the reverse side hereof, all of the shares of common stock of Monro Muffler Brake, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at The Hutchison House, 930 East Avenue, Rochester, New York, 14607, commencing at 10:00 a.m. on August 12, 1997 and at any postponement or adjournment thereof; and in the discretion of the proxies, their substitutes or delegates, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING STOCKHOLDER ON THE REVERSE SIDE HEREOF. UNLESS THE AUTHORITY TO VOTE FOR ELECTION OF ANY NOMINEE FOR DIRECTOR IS WITHHELD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                       (To Be Signed on Reverse Side.)

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!


                        ANNUAL MEETING OF STOCKHOLDERS
                          MONRO MUFFLER BRAKE, INC.


                               AUGUST 12, 1997




               Please Detach and Mail in the Envelope Provided
------------------------------------------------------------------------------

A /X/  Please mark your
       votes as in this
       example.

                                  WITHHOLD
                    FOR         authority for
                all nominees    all nominee(s)                                                               FOR   AGAINST  ABSTAIN
1. To elect         / /              / /         NOMINEES: Charles J. August       2. Ratification of the    / /     / /      / /
   Class 2                                                 Frederick M. Danziger      re-appointment of
   directors                                               Lawrence C. Day            Price Waterhouse LLP
   to the                                                  Jack M. Gallagher          as the independent
   Board of                                                Peter J. Solomon           auditors of the Company.
   Directors.
                                                                                   3. Ratification of the    / /     / /      / /
(INSTRUCTIONS: To withhold authority to vote for any                                  amendment to the Non-
individual nominee, write the person's name below.)                                   Employee Directors'
___________________________________________________                                   Stock Option Plan to
                                                                                      increase the number of shares.

                                                                                   4. Ratification of the    / /     / /     / /
                                                                                      amendment to the 1989
                                                                                      Employee's Incentive Stock
                                                                                      Option Plan to increase the
                                                                                      number of authorized shares.


                                                                                                               Mark here for / /
                                                                                                           change of address
                                                                                                           and note at left.

                                                                                        I will not / /               I will / /
                                                                                            attend                   attend
                                                                                           meeting                  meeting

SIGNATURE _____________________________________ DATE ___________ _____________________________________________ DATE ______________
                                                                      SIGNATURE, IF SHARES HELD JOINTLY
Instruction: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
